Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 11, 2025, relating to the financial statements of Gores Holdings X, Inc. as of December 31, 2024 and 2023, for the year ended December 31, 2024 and for the period from June 26, 2023 (inception) through December 31, 2023, appearing in the Registration Statement on Amendment No. 2 to Form S-1, File No. 333-286495.

/s/ WithumSmith+Brown, PC

New York, New York

May 1, 2025